UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 23, 2007

MATTHEWS INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	0-9115	25-0644320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 Two NorthShore Center, Pittsburgh, PA     15212-5851
(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code: (412) 442-8200

Item 7.01  Regulation FD Disclosure

Matthews International Corporation reported on July 23, 2007 that its wholly-owned subsidiary, The York Group, Inc.(“York”), reached a settlement agreement after the close of business on July 20, 2007 with Yorktowne Caskets, Inc. and its shareholders (“Yorktowne”) with respect to all outstanding litigation between the parties.  In exchange for the mutual release, the principal terms of the settlement included the assignment by Yorktowne of certain customer and employment-related contracts to York and the purchase by York of certain assets, including York-product inventory, of Yorktowne.

The purchase price for the assets was $7.7 million, plus the value of inventory acquired.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits

99.1 Press release, dated July 23, 2007, issued by Matthews International Corporation.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           MATTHEWS INTERNATIONAL CORPORATION
                                                      (Registrant)

                                       By  Steven F. Nicola
                                           ----------------------------------
                                           Steven F. Nicola
                                           Chief Financial Officer,
                                            Secretary and Treasurer

Date: July 24, 2007